Exhibit 5.1
May 25, 2006
Levi Strauss & Co.
1155 Battery Street
San Francisco, California 94111
Ladies and Gentlemen:
     We have acted as counsel to Levi Strauss & Co., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 8-5/8% Senior Notes due 2013 (the “Euro Exchange Notes”) and 8-7/8% Senior Notes due 2016 (the “Dollar Exchange Notes” and together with the Euro Exchange Notes, the “Exchange Notes”). Pursuant to the Registration Statement, the Company is offering to exchange (the “Exchange Offer”) up to €102,000,000 aggregate principal amount of Euro Exchange Notes for an equal principal amount of its outstanding 8-5/8% Senior Notes due 2013 that were issued and sold in transactions exempt from registration under the Securities Act (the “Old Euro Notes”) and up to $350,000,000 aggregate principal amount of Dollar Exchange Notes for an equal principal amount of its outstanding 8-7/8% Senior Notes due 2016 that were issued and sold in transactions exempt from registration under the Securities Act (the “Old Dollar Notes” and, together with the Old Euro Notes, the “Old Notes”). The Exchange Notes will be issued upon consummation of the Exchange Offer. The Old Euro Notes were, and the Euro Exchange Notes will be, issued pursuant to an indenture dated as of March 11, 2005 (the “Euro Notes Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Euro Notes Trustee”). The Old Dollar Notes were, and the Dollar Exchange Notes will be, issued pursuant to an indenture dated as of March 17, 2006 (the “Dollar Notes Indenture” and, together with the Euro Notes Indenture, the “Indentures”), between the Company and Wilmington Trust Company, as trustee (the “Dollar Notes Trustee” and, together with the Euro Notes Trustee, the “Trustees”).
     In such capacity, we have examined (i) the Registration Statement, (ii) the Indentures and (iii) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering the opinions expressed below, we have relied as to factual matters to the extent we deem proper, upon the certificate of officers of the Company and certificates of public officials.

     For purposes of this opinion, we have assumed that each of the Indentures has been duly authorized, executed and delivered by the respective Trustee and is valid and binding on such Trustee and enforceable against the respective Trustee in accordance with its terms.
     Our opinions set forth below are limited to the laws of the State of New York, the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other law.
     Based upon and subject to the foregoing, we are of the opinion that, when the Exchange Notes have been duly and validly authorized and executed by the Company and authenticated by the respective Trustee in accordance with the provisions of the respective Indenture, and exchanged for the Old Notes in accordance with the terms of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes will be duly issued and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as (A) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation, all laws relating to fraudulent transfers) and (B) the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or a law).
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included as part of the Registration Statement.

Very truly yours,

/s/ Shearman & Sterling LLP